UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 21, 2022

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904		46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

2155 E. GoDaddy Way	Tempe	Arizona	85284
(Address of Principal Executive Offices)			(Zip Code)
(480) 505-8800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	GDDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01    Other Events
Credit Agreement Refinancing
On October 21, 2022, GoDaddy Inc. announced that Go Daddy Operating Company, LLC and GD Finance Co, Inc. (together with Go Daddy Operating Company, LLC, the “Borrowers”) allocated (i) a $1,770 million tranche (the "Replacement Term Loans") of term loans maturing in 2029, the proceeds of which will be used to refinance all outstanding Tranche B-2 Term Loans under the Second Amended and Restated Credit Agreement dated as of February 15, 2017, as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, by and among the Borrowers, Desert Newco, LLC, the lenders and other entities thereto, and (ii) $1,000 million in revolving commitments under a new revolving credit facility maturing in 2027, which will replace the Borrowers' existing revolving commitments of $600 million.

The foregoing transactions are subject to customary closing conditions and are anticipated to close in the fourth quarter of 2022. However, there can be no assurance that the Borrowers will be able to successfully complete the transactions, on the term described above, or at all.

The foregoing is qualified by reference to the press release that is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Exhibit Description
99.1	Press release of GoDaddy Inc., dated October 21, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date:	October 21, 2021	/s/ Michele Lau
Michele Lau
Chief Legal Officer and Corporate Secretary